UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report: October 30, 2015
(Date of earliest event reported)

THE YORK WATER COMPANY
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	001-34245	23-1242500
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

130 EAST MARKET STREET YORK, PENNSYLVANIA	17401
(Address of principal executive offices)	(Zip Code)

(717) 845-3601
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE YORK WATER COMPANY

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2015, Cynthia A. Dotzel tendered her resignation from the Board of Directors of The York Water Company ("the Company") effective October 31, 2015.  Ms. Dotzel's resignation was due to the November 1, 2015 closing date of the merger of Baker Tilly Virchow Krause, LLP; the Company's Independent Registered Public Accounting Firm, and Seligman Friedman & Company, P.C., the firm where Ms. Dotzel is a Principal, and not the result of any disagreement with the Company on any matters relating to its operations, policies or practices.  On the date of her resignation, Ms. Dotzel served as Chairperson of the Audit Committee, and a member of the Executive Committee and the Nomination & Corporate Governance Committee.

As a result of Ms. Dotzel's resignation, the Board of Directors has appointed Director Steven R. Rasmussen the new Audit Committee Chairperson, and Director Robert P. Newcomer as a new member of the Company's Audit Committee, each effective October 31, 2015.

THE YORK WATER COMPANY

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE YORK WATER COMPANY

/s/Kathleen M. Miller
Date: October 30, 2015	Kathleen M. Miller
Chief Financial Officer